LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of July 15, 2008, between those individuals set forth on Schedule A attached hereto (each, a “Shareholder;” collectively, the “Shareholders”) and Platinum Studios, Inc., a California corporation (the “Company”).

RECITALS

WHEREAS, the Shareholders collectively own all of the issued and outstanding membership interest in WOWIO, LLC, a Pennsylvania limited liability company (the “Membership Interests”);

WHEREAS, simultaneously herewith, the Company has entered into an Acquisition Agreement with the Shareholders pursuant to which the Company is acquiring all of the Membership Interests (the “Acquisition Agreement”);

WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Acquisition Agreement;

WHEREAS, in consideration for the sale and transfer of the Membership Interests, the Shareholders have agreed to accept shares of common stock of the Company in the form of Purchase Price Shares and Earn Out Shares (collectively, the “Acquisition Stock”), some of which shall be issued as of the Closing Date and some of which shall be issued after the Closing Date, all in accordance with the terms of the Acquisition Agreement;

WHEREAS, as a material inducement for the Company to issue the Acquisition Stock as consideration for the sale of the Membership Interests, and as a condition precedent to the closing of the purchase and sale of the Membership Interests under the Acquisition Agreement, the Company and the Shareholders have agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Acquisition Stock, all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Notwithstanding anything contained in this Agreement, each of the Shareholders may transfer such Shareholder’s shares of Acquisition Stock to such Shareholder’s affiliates, partners in a partnership, subsidiaries and trusts, or spouses and lineal descendants (individually, a “Transferee”) for estate planning purposes, at such value as determined by such Shareholder to be appropriate, provided that the Transferee (or the legal representative of the Transferee) executes an agreement to be bound by all of the terms and conditions of this Agreement in connection with the resale of any shares of the Acquisition Stock. Transfers pursuant to this Section 1 shall not be subject to the requirements of Section 2. Upon completion of a transfer under this Section 1, the Transferee shall be a “Shareholder” under this Agreement for all purposes.

2.    Except as otherwise expressly provided herein, and except as the Shareholders may be otherwise restricted from selling shares of the Acquisition Stock under applicable United States or state securities laws, rules and regulations, the Shareholders may only sell shares of the Acquisition Stock subject to the following conditions for the twelve (12) month period following the lapsing of the Rule 144 holding period applicable to the Acquisition Stock (the “Lock-Up/Leak-Out Period”), it being acknowledged that because the Acquisition Stock is issuable over a period of time at and following the Closing Date, each issuance of Acquisition Stock shall have a separate, applicable Lock-Up/Leak Out Period :

2.1    Each Shareholder shall be allowed to sell 1/12th of such Shareholder’s shares of Acquisition Stock per month for the twelve (12) months of the applicable Lock-Up/Leak-Out Period.

2.2    All shares of a Shareholder’s Acquisition Stock shall be sold on a non-cumulative basis, meaning that if no shares of Acquisition Stock was sold by such Shareholder during a month while Acquisition Stock was qualified to be sold by such Shareholder, those unsold shares could not be sold in the next successive month; and likewise, if part of the Acquisition Stock that could be sold during any monthly period was sold, such Shareholder may not cumulate the unsold portion of that month’s allotment to the next month, and so forth. Each Shareholder agrees that all sales will be made at no less than the best “asked” prices, and no sales will be made at the “bid” prices for the Acquisition Stock.

2.3    Except as otherwise provided herein, all Acquisition Stock shall be sold in “broker’s transactions” and each Shareholder will comply with the “manner of sale” requirements as those terms are defined in Rule 144 of the Securities and Exchange Commission during the applicable Lock-Up/Leak-Out Period.

2.4    An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing the Acquisition Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions.

2.5    Each Shareholder agrees that such Shareholder will not engage in any short selling of the Acquisition Stock during the applicable Lock-Up/Leak-Out Period.

3.    Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Acquisition Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Acquisition Stock. Such waiver shall be applicable equally to all of the Shareholders, and upon issuance of such waiver all Shareholders shall be promptly notified of the waiver given and the time frame during which such waiver shall be effective.

4.    In the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity that results in a subsequent change in control of the Company, then this Agreement shall terminate as of the closing of such event and the Acquisition Stock restricted pursuant hereto shall be released from such restrictions.

5.    Except as otherwise provided in this Agreement or any other agreements between the parties, each Shareholder shall be entitled such Shareholder’s respective beneficial rights of ownership of such Shareholder’s shares of Acquisition Stock, including the right to vote such Shareholder’s shares of Acquisition Stock for any and all purposes.

6.    The number of shares of Acquisition Stock included in any monthly allotment that can be sold by a Shareholder and the per share price restrictions covered by this Agreement shall be appropriately adjusted should the Company declare a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of common stock.

7.    This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8.    All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement,

to the Company:	Platinum Studios, Inc.
11400 W. Olympic Blvd.
14th Floor
Los Angeles, CA 90064
Fax: (310) 887-3943

to Shareholders:	at addresses set forth for each Shareholder on Schedule A

All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

9.    The resale restrictions on the Acquisition Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10.    If a Shareholder fails to fully adhere to the terms and conditions of this Agreement, then such Shareholder shall be liable to the Company for any damages suffered by reason of any such breach of the terms and conditions hereof. Each Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by such Shareholder, that in addition to all other remedies that may be available in law or in equity to the Company, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholder to perform such Shareholder’s obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company may suffer as a result of any breach or continuation thereof by such Shareholder.

11.    This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

12.    This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within said State; and the Company and each Shareholder agrees that any action based upon this Agreement may be brought in the United States and state courts of Los Angeles, County, California only, and each Shareholder submits to the jurisdiction of such courts for all purposes hereunder.

13.    In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

14.    This Agreement shall be of no further force and effect, and the transfer restrictions described herein shall not apply, in the event of a material breach of the Acquisition Agreement by Company, including but not limited to a failure by Company to direct the transfer agent to issue any Purchase Price Shares or Earn Out Shares to the Shareholders (the “Transfer Agent Instructions”), within the specific timelines set forth in the Acquisition Agreement, even in the absence of bad faith; provided that the Shareholders must give notification of such breach to the Company in writing and the Company shall have 20 days following such notice to cure such breach unless such breach involves the Transfer Agent Instructions and then such cure period shall be only five business days.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

“Company”

PLATINUM STUDIOS, INC.

By:  ________________________________
Brian Altounian, President

“Shareholders”

_____________________________________________
William Lidwell

_____________________________________________
Gary Hamel

_____________________________________________
David Learned

EXTREME HOLDINGS, INC.

By:  __________________________________________
Regis Maher, Co-President

ALMARMAL, LLC

By:  __________________________________________
Steve Coleman, President

________________________________________________
Kristine Wasilewski

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______________________________________________
Richard Ellard

______________________________________________
David Palumbo

______________________________________________
Robert Kingslyn

______________________________________________
Gary Gilbert

______________________________________________
Gary Gilbert II

______________________________________________
Robert W. Gilbert

______________________________________________
James H. Barker III

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